UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 31, 2021

Cytek Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40632	47-2547526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47215 Lakeview Boulevard Fremont, California	94538
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 922-9835

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CTKB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of New Directors.

On December 31, 2021, upon recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of Cytek Biosciences, Inc. (the “Company”), the Board unanimously voted to (i) increase the number of authorized directors on the Board from six to seven and (ii) appoint Dr. Vera Imper to serve as a Class II director of the Company, effective December 31, 2021, to fill the newly created directorship, until her successor is elected and qualified, or sooner in the event of her death, resignation or removal. Dr. Imper joins the class of directors whose term expires at the Company’s 2023 Annual Meeting of Stockholders. The Board has determined that Dr. Imper meets the requirements for independence under the applicable listing standards of The Nasdaq Stock Market LLC and the Securities Exchange Act of 1934, as amended.

Dr. Imper is entitled to receive compensation in accordance with the Company’s Non-Employee Director Compensation Policy as currently in effect (the “Policy”), which is generally described under the heading “Non-Employee Director Compensation Policy” in the Company’s final prospectus dated July 22, 2021 and filed with the Securities and Exchange Commission on July 23, 2021 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the Registration Statement on Form S-1 (File No. 333-257663), as amended, which is incorporated herein by reference.

In accordance with the Policy, Dr. Imper is entitled to receive a $40,000 annual retainer for service as a Board member. Additionally, on the effective date of her appointment, Dr. Imper was granted an initial equity award with a total equity value of $300,000 in accordance with the Policy. The initial equity award was delivered in the form of a nonstatutory stock option for 28,598 shares, which was calculated in accordance with the Black-Scholes option pricing model of the underlying common stock on the date of grant. The exercise price of the options is $16.32 per share, equal to the closing sales price of the Company’s common stock as reported on the Nasdaq Stock Exchange on the date of grant. The options will vest on a monthly basis over three years from the date of grant, subject to the director’s continued service as a director through the applicable vesting dates.

On the date of the Company’s 2022 Annual Meeting of Stockholders, Dr. Imper will also receive an annual equity grant with a total equity value of $160,000 in accordance with the Policy. The annual equity grant will be delivered in the form of a nonstatutory stock option and the number of shares of common stock underlying the option will be determined in the same manner as the initial equity grant. The exercise price of the options will equal the closing sales price of the Company’s common stock as reported on the Nasdaq Stock Exchange on the date of grant. The options will vest on the one-year anniversary of the date of grant, subject to the director’s continued service as a director through the vesting date.

The Company has entered into the Company’s standard form of indemnification agreement with Dr. Imper. The indemnification agreement provides, among other things, that the Company will indemnify Dr. Imper for certain expenses, which she may be required to pay in connection with certain claims to which she may be made a party by reason of her position as a director of the Company, and otherwise to the fullest extent permitted by law. The form of indemnification agreement was previously filed as Exhibit 10.7 to the Company’s Registration Statement on Form S-1 (No. 333-257663), as amended, as originally filed on July 2, 2021, and is incorporated herein by reference.

There are no arrangements or understandings between Dr. Imper and any other persons pursuant to which she was selected as a member of the Board. There are no family relationships between Dr. Imper and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer. Dr. Imper is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cytek Biosciences, Inc.

Date: January 6, 2021	By:	/s/ Wenbin Jiang, Ph.D.
Wenbin Jiang, Ph.D. President and Chief Executive Officer